Exhibit 99.1

EAGLE MATERIALS INC. ADOPTS STOCKHOLDER RIGHTS PLAN

     DALLAS, TEXAS — February 4, 2004. Eagle Materials Inc., formerly known as Centex Construction Products, Inc. (NYSE: Common Stock—EXP; Class B Common Stock—EXP.B), announced today that it has adopted a stockholders rights plan (the “Plan”), which was previously approved by the Board of Directors and the Company’s stockholders. The Board of Directors previously proposed for stockholder approval a number of stockholder protective measures, including the Plan, in connection with the Company’s proposed spin-off from its parent Centex Corporation. The spin-off was completed on January 30, 2004.

     While the Plan is not being adopted in response to any specific threat to acquire control of the Company, the Rights distributed thereunder are intended to enable all stockholders to realize the long-term value of their investment in the Company by protecting them in the event of an unfair or coercive takeover attempt. The Rights will not prevent a takeover; however, they should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting the takeover. In addition, the Board of Directors believes that the adoption of the Plan is particularly important to the Company after its reclassification of capital stock and the subsequent distribution by Centex Corporation because the Company has potential liability to Centex Corporation in the event that certain business combinations or other transactions are consummated within two years after the distribution.

     To effect the Plan, the Board declared a dividend of one Preferred Stock Purchase Right (a “Class A Right”) on each outstanding share of the Company’s Common Stock and one Preferred Stock Purchase Right (a “Class B Right”) (Class A Rights and Class B Rights are together referred to as the “Rights”) on each outstanding share of the Company’s Class B Common Stock. The distribution of the Rights will be made to stockholders of record as of February 6, 2004 and will be distributed on or about February 13, 2004. The Rights distribution is not taxable to stockholders. A more detailed description of the Rights will be sent to stockholders.

     The Class A Rights will be represented by and will trade with the Company’s Common Stock, and the Class B Rights will be represented by and will trade with the Company’s Class B Common Stock. The Rights will separate from the Common Stock or the Class B Common Stock upon the earlier of: (1) a public announcement that a person has acquired beneficial ownership of shares of Common Stock and/or Class B Common Stock representing in the aggregate 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class, or (2) the commencement of a tender or exchange offer that would result in a person beneficially owning shares of Common Stock and/or Class B Common Stock representing in the aggregate 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class. Should either of these conditions be met and the Rights become exercisable, each Class A Right will entitle the holder to buy 1/1,000th of a share of the Company’s Series A Preferred Stock at an exercise price of $140.00, and each Class B Right will entitle the holder to buy 1/1,000th of a share of the Company’s Series B Preferred Stock at an exercise price of $140.00. Each 1/1,000th of a share of the Series A Preferred Stock will essentially be the economic equivalent of one share of Common Stock, and each 1/1,000th of a share of the Series B Preferred Stock will essentially be the economic equivalent of one share of Class B Common Stock.

     Under certain circumstances, the Rights entitle the holders to buy the Company’s stock or shares of the acquirer’s stock at a 50% discount. The Rights may be redeemed by the Company for $0.001 per Right at any time prior to the first public announcement of the acquisition of beneficial ownership of shares of Common Stock and/or Class B Common Stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class.

     Eagle Materials Inc. (formerly known as Centex Construction Products, Inc.) is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates.

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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather; availability of raw materials; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. These and other factors are described in the Company’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2003 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003. These reports are filed with the Securities and Exchange Commission.